UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2007

FCB BANCORP

Incorporated Under the Laws of the State of California

333-126401	20-3074387
(Commission File Number)	IRS Employer Identification Number

1100 Paseo Camarillo

Camarillo, California 93010

(310) 277-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

FCB Bancorp (“FCB”) has approved a one-time cash award of $15,000 to Tenisha Fitzgerald in recognition of her years of service and dedication as a director of FCB. Ms. Fitzgerald will cease to be a director of FCB upon the consummation of the mergers of National Mercantile Bancorp (“NMB”), and FCB with and into First California Financial Group, Inc. (“First California”), and will not be a director or employee of First California following the mergers. In addition, FCB has approved an acceleration of the vesting of all outstanding options awards currently held by Ms. Fitzgerald effective immediately prior to the mergers. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2006, by and among NMB, FCB and First California, NMB has authorized both the payment of the cash award and the acceleration of vesting of all options held by Ms. Fitzgerald.

Ms. Fitzgerald has served as a director of FCB since 1997. Since her appointment to the FCB board of directors, she has served on the Loan and CRA Committees of First California Bank, FCB’s wholly-owned bank subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB BANCORP

Date: March 8, 2007	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer